EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

NeoMedia Technologies, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements (File Nos. 333-110189, 333-109778 and 333-173673) of our report dated April 16, 2012 relating to the consolidated financial statements of NeoMedia Technologies, Inc. as of and for the year ended December 31, 2011, which appears in this Annual Report on Form 10-K.

/s/ Kingery & Crouse, P.A.
Certified Public Accountants
Tampa, Florida
April 16, 2012